Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PARAMOUNT ACQUISITION CORP.

Paramount Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.                                       The name of this corporation is Paramount Acquisition Corp. The original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 1, 2005.

2.                                       This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.                                       This Amended and Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation to read in its entirety as follows:

ARTICLE FIRST

The name of the corporation is Chem Rx Corporation (the “Corporation”).

ARTICLE SECOND

The registered office of the Corporation is to be located at 615 S. DuPont Hwy., City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at such address is National Corporate Research Ltd.

ARTICLE THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE FOURTH

(a)                                  Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 151,000,000 shares, of which (i) 150,000,000 shares shall be common stock, par value $.0001 per share (the “Common Stock”), and (ii) 1,000,000 shares shall be preferred stock, par value $.0001 per share (the “Preferred Stock”).

(b)                                 Common Stock.

(i)                                     Voting Rights. At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock held in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders.

(ii)                                  Dividends and Distributions. Subject to the preferences applicable to any series of Preferred Stock outstanding at any time and the provisions of this Clause (b)(ii), the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the “Board”) from time to time out of assets or funds of the Corporation legally available therefor.

(c)                                  Preferred Stock. The Board is expressly granted authority to issue shares of Preferred Stock from time to time in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, if any, and any such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(d)                                 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes that could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

ARTICLE FIFTH

(a)                                  The business and affairs of the Corporation shall be managed by the Board. The number of directors shall be fixed from time to time by resolution adopted by affirmative vote of the majority of the Board, but shall not be fixed at a number less than three or more than ten.

(b)                                 The Board shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. From this date going forward, the directors in Class A shall be elected for a term expiring at the first annual meeting of stockholders, the directors in Class B shall be elected for a term expiring at the second annual meeting of stockholders and the directors in Class C shall be elected for a term expiring at the third annual meeting of stockholders. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

(c)                                  Except as the GCL may otherwise require or as otherwise provided by any Preferred Stock Designation, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor and shall hold office until such director’s successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

(d)                                 Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Preferred Stock Designation) applicable thereto.

ARTICLE SIXTH

(a)                                  The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything contained in this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation to the contrary, the affirmative vote of the holders of at least a majority of the total voting power of the Voting Stock shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws; provided, however, that, the affirmative vote of the holders of at least 75% in voting power of the Voting Stock shall be required in order for the stockholders to adopt, amend or repeal Article X of the Bylaws or to adopt any provision inconsistent therewith.

(b)                                 Notwithstanding anything contained in this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation to the contrary, the affirmative vote of the holders of at least a majority of the total voting power of the Voting Stock shall be required to alter, amend or repeal any provision of this Certificate of Incorporation; provided, however, that, the affirmative vote of the holders of at least 75% in voting power of the Voting Stock shall be required to alter, amend or repeal any provision of ARTICLE FIFTH,

ARTICLE SIXTH and ARTICLE NINTH of this Certificate of Incorporation or to adopt any provision inconsistent therewith.

ARTICLE SEVENTH

Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE EIGHTH

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINTH

(a)                                  Except as otherwise provided by any Preferred Stock Designation, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

(b)                                 Except as otherwise required by law or provided by any Preferred Stock Designation, a special meeting of stockholders of the Corporation may be called only by the Chairman of the Board of the Corporation or the Board pursuant to a resolution approved by a majority of the entire Board. Any other power of stockholders to call a special meeting specifically is denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

ARTICLE TENTH

(a)                                  Subject to ARTICLE TENTH, Clause (c), each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (such person hereinafter, a “Mandatory Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)                                 Subject to ARTICLE TENTH, Clause (c), with respect to any Mandatory Indemnitee, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this ARTICLE TENTH or otherwise. The Corporation may, by action of the Board, advance expenses to employees and agents of the Corporation with the same scope and effect as the foregoing advancement of expenses to directors and officers.

(c)                                  Anything in ARTICLE TENTH, Clauses (a) and (b) to the contrary notwithstanding, and except as required by applicable law, with respect to a proceeding initiated against the Corporation by a director or officer of the Corporation other than a proceeding to enforce the provisions of this ARTICLE TENTH (whether initiated by such person in such capacity or in any other capacity, including as a director, officer, employee, or agent of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such proceeding (or part thereof) unless such proceeding was authorized by the Board.

(d)                                 The right to indemnification conferred in this ARTICLE TENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(e)                                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

(f)                                    Neither the amendment nor repeal of this ARTICLE TENTH shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE TENTH would accrue or arise, prior to such amendment or repeal.

ARTICLE ELEVENTH

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholder, of this Corporation, as the case may be, and also on the Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Paramount Acquisition Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by J. Jay Lobell, its Chief Executive Officer as of October 26, 2007.

PARAMOUNT ACQUISITION CORP.

By:	/s/ J. Jay Lobell
Name: J. Jay Lobell
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]